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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2000

                           FIRST STERLING BANKS, INC.
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                Exact name of Registrant as Specified in Charter

      Georgia                           33-78046                 58-2104977
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(State of other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


                   676 Chastain Road, Kennesaw, Georgia 30144
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                    (Address of Principal Executive Offices)

Registrant's Telephone Number, including area code:  770-422-2888
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ITEM 4. CHANGES IN REGISTRANT'S CERITFYING ACCOUNTANT

        a. Effective May 25, 2000, First Sterling Banks, Inc. dismissed its prior certifying accountants, Mauldin & Jenkins, LLC and retained as its new certifying accountants, Ernst & Young LLP. Mauldin & Jenkins, LLC report on First Sterling's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope of accounting principles. The decision to change accountants was approved by First Sterling's Board of Directors.

                  During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between First Sterling and Mauldin & Jenkins, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mauldin & Jenkins, LLC would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

                  None of the "reportable events" described in Item 304(a)(1)(v) occurred with respect to First Sterling within the last two fiscal years and the subsequent interim period to the date hereof.

        b. Effective May 25, 2000, First Sterling engaged Ernst & Young LLP as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, First Sterling did not consult Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
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                  Pursuant to the requirements of the Securities Exchange Act of
                  1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  May 25, 2000

                                        FIRST STERLING BANKS, INC.

                                        /s/ EDWARD C. MILLIGAN
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                                        Edward C. Milligan
                                        President & Chief Executive Officer